Exhibit 10.1

AMENDMENT NO. 2 TO LEASE

THIS AMENDMENT NO. 2 TO LEASE (this “Amendment”) is made and entered into effective as of September 29, 2015, by and between MPM Heartland House, LLC, a limited liability company organized under the laws of the State of Delaware (“Landlord”), and Aratana Therapeutics, Inc., a corporation organized under the laws of the State of Delaware (“Tenant”). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Lease (as defined below).

RECITALS

WHEREAS, the Landlord and the Tenant are parties to that certain lease,  effective as of May 1, 2013, as amended effective as of May 1, 2014 (the “Lease”); and

WHEREAS, in accordance with Section 37 of the Lease, the Landlord and the Tenant desire to amend the Lease as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AMENDMENT

1. AMENDMENTS TO LEASE.

1.1 Amendment to Section 1.A 3) (Definitions - Premises). Section 1.A 3) of the Lease is hereby amended and restated in its entirety to read as follows:

3) Premises.    a) All of the office space within the building (as described in Section 1.A 4) Building), on an exclusive access basis, b) the Shared Access areas on the first floor and basement, and b) all of the parking spaces on the premises.

1.2 Amendment to Section 1.A 9) (Definitions - Term).  Section 1.A 9) of the Lease is hereby amended and restated in its entirety to read as follows:

9) Term.    Thirty-two (32) months, commencing on May 1, 2013, and ending on December 31, 2015, unless agreed in writing by both parties to extend the Term on a month-to-month basis.  In the event this Lease is extended beyond this latter date, “Term” means the end of any such extension period unless the context indicates otherwise.

1.3 Amendment to Section 1.A 10) (Definitions - Rent).  Section 1.A 10) of the Lease is hereby amended and restated in its entirety to read as follows:

10) Rent.    $15,183.33 monthly,  in advance, paid on the first day of each month of the Lease Term.  To the extent that the Landlord generates a positive net income in any tax year during the Term (excluding for this purpose the effect of an activity, if any, carried on by the Landlord that is not undertaken in connection with the lease of the Building contemplated by this Lease),

Landlord agrees to make a charitable contribution in the amount of such positive net income to a charity of the Tenant’s choosing.

2. No Other Amendment.  Except as specifically amended by this Amendment, the terms and conditions of the Lease shall remain unchanged and in full force and effect.

3. Counterparts; Execution by Facsimile. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages thereto by facsimile transmission or by e-mail transmission in portable digital format, or similar format, shall constitute effective execution and delivery of such instrument(s) by the parties and may be used in lieu of the original Amendment for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names by their duly authorized representatives as of the date indicated below.

LANDLORD:

MPM HEARTLAND HOUSE, LLC

A Delaware Limited Liability Company

By: /s/ Steven St. Peter

Name:  Steven St. Peter
Title:    Vice President

Date:    September 29, 2015

TENANT:

ARATANA THERAPEUTICS, INC.

A Delaware Corporation

By: /s/ Craig A. Tooman

Name:  Craig A. Tooman
Title:   Chief Financial Officer and Treasurer

Date:    September 29, 2015